UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2016

Press Ganey Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37398	20-0259496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 500, Wakefield, MA	01880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 295-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of Press Ganey Holdings, Inc., a Delaware corporation (“Press Ganey” or the “Company”), held on October 19, 2016 at 9:00 a.m. Eastern Time (the “Special Meeting”), the stockholders approved the following proposals:

1.              Proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of August 9, 2016 (the “Merger Agreement”), by and among the Company, Emerald TopCo, Inc., a Delaware corporation (“Parent”), and Emerald BidCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (the “Merger Agreement Proposal”). The proposal was approved with a vote of 50,606,461 shares in favor, 7,009 shares against, 50,776 abstentions and 0 broker non-votes.

2.              Proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement at the time of the Special Meeting. The proposal was approved with a vote of 49,852,007 shares in favor, 746,550 shares against, 65,689 abstentions and 0 broker non-votes. Sufficient votes were received to approve this proposal; however this proposal was not necessary following the approval of the Merger Agreement Proposal and was therefore not implemented.

3.              Proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement. The proposal was approved with a vote of 37,557,011 shares in favor, 12,950,316 shares against, 136,919 abstentions and 0 broker non-votes.

Each proposal is described in detail in Press Ganey’s definitive proxy statement, dated September 20, 2016, which was filed with the Securities and Exchange Commission on September 20, 2016, and first mailed to Press Ganey’s stockholders on or about September 20, 2016.

As of the close of business on the record date for the Special Meeting, which was September 16, 2016, there were 55,497,810 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock was entitled to one vote per share. A total of 50,664,246 shares of Press Ganey’s common stock, representing approximately 91.29 % of Press Ganey’s shares of common stock outstanding as of the record date for the Special Meeting were represented in person or by proxy at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS GANEY HOLDINGS, INC.

	By:	/s/ Devin J. Anderson
	Name:	Devin J. Anderson
	Title:	General Counsel and Corporate Secretary

Dated: October 19, 2016